Exhibit 99.1
Contacts:

ImaRx Therapeutics, Inc.	Lippert/Heilshorn & Associates
Jennifer Marshall	Bruce Voss or Don Markley
Vice President, Corp. Development	dmarkley@lhai.com
jlmarshall@imarx.com	(310) 691-7100
(520) 770-1259
IMARX THERAPEUTICS NAMES RICHARD L. LOVE AS CHAIRMAN
AND ANNOUNCES MANAGEMENT APPOINTMENTS
Garen Manvelian, M.D. named Chief Medical Officer
Jennifer Marshall promoted to Vice President, Corporate Development
TUCSON, AZ — (September 20, 2007) —ImaRx Therapeutics, Inc. (NASDAQ: IMRX) today announced it has named Richard L. Love as Chairman of the Board of Directors. He succeeds Richard E. Otto, who will remain on the company’s board. Mr. Love has served on the ImaRx board since March 2006. Previously, he served as Chief Operating Officer for Translational Genomics Research Institute and from June 1993 to January 2002 served as Chief Executive Officer and a director of ILEX Oncology, Inc., a biotechnology company evaluating cancer therapeutics. Mr. Love holds bachelors and masters of science degrees in Chemical Engineering from the Virginia Polytechnic Institute.
“Richard Otto has provided sound leadership and guidance to the company in supporting the advancement of its technology for the treatment of stroke. Richard also played a key role in directing ImaRx’s recent transition from a private to a publicly traded company. I look forward to continuing to work with Richard as well as Brad Zakes and the ImaRx management team to advance the company’s programs, develop business opportunities, and create value for our shareholders,” said Mr. Love.
The company also announced that it has named Garen Manvelian, M.D., as Chief Medical Officer and that Jennifer Marshall was promoted to Vice President, Corporate Development. Dr. Manvelian will direct the company’s ongoing SonoLysis™ microbubble clinical program, as well as oversee medical affairs of the company’s commercial product, Abbokinase®. He will report to Bradford Zakes, ImaRx’ President and Chief Executive Officer.
Prior to joining ImaRx, Dr. Manvelian was Chief Medical Officer, Vice President of Clinical and Regulatory Affairs for New River Pharmaceuticals. Previous to that, he was Senior Director, Clinical and Medical Affairs, for SkyePharma, Inc. Dr. Manvelian holds an M.D. degree from the Vitebsk State Medical Institute in Vitebsk, Belarus. He completed a residency program in anesthesiology at the Republic Hospital of Armenia in Yerevan, Armenia, and a postdoctoral fellowship at the Yale University School of Medicine Department of Anesthesiology.
“We are very excited to have Dr. Manvelian join our management team. His knowledge and experience will be an important factor in advancing our products through clinical trials,” said Mr. Zakes. Dr. Manvelian commented, “I look forward to working with the ImaRx team. I am enthusiastic to begin working in this exciting field of therapy. This opportunity will allow me to apply my experience to help advance the company’s compounds toward regulatory approval.”
Ms. Marshall, a seven-year veteran of ImaRx, will be responsible for overseeing and guiding the strategic direction for corporate development activities within ImaRx. She will also be managing the company’s investor relations activities. Previously, Ms. Marshall was the company’s Senior Director, Finance and Corporate Development.
“We are very pleased to recognize the contribution of Jennifer Marshall to our recent progress. This well-deserved promotion reflects her drive and dedication to ImaRx,” said Mr. Zakes.
About ImaRx Therapeutics
ImaRx Therapeutics is a biopharmaceutical company developing and commercializing therapies for vascular disorders. The company’s research and development efforts are focused on therapies for stroke and other vascular disorders using its proprietary microbubble technology. ImaRx Therapeutics’ commercialization efforts are currently focused on its product, Abbokinase®, for the treatment of acute massive pulmonary embolism.
     Cautionary Statement For The Purpose Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act of 1995
Note: Statements made in this press release which are not historical in nature constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. A more complete description of these risks can be found in the company’s filings with the Securities and Exchange Commission.
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